SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 11, 2006

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

In connection with its proposed unregistered offering of debt securities disclosed in Item 8.01 below, Triumph Group, Inc. (the “Company”) is reaffirming its prior fiscal 2007 guidance of sales in the range of $875 million to $925 million and earnings per share between $2.40 to $2.70.

Item 8.01               Other Events.

On September 11, 2006, the Company issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, announcing a proposed unregistered offering of debt securities.  The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description of Document
99.1	Press Release dated September 11, 2006 announcing proposed unregistered offering of debt securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2006		TRIUMPH GROUP, INC.

	By:	/s/John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 11, 2006 announcing proposed unregistered offering of debt securities.